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                                                                    EXHIBIT 10.1

                                    AGREEMENT

This marketing and distribution agreement ("Agreement") is made by and between SII TRADING INC. ("STD") of 8, Nakase 1-chome, Mihama-Ku, Chiba-shi Chiba 261-8507, Japan, and PARENTECH, INC. ("Parentech") of 111 Deerwood Road, Suite 100, San Ramon, California 94583, (collectively, the "Parties"). The Agreement shall be effective as of the last date written on the signature page of this Agreement (the "Effective Date").
For purposes of this Agreement, "Exchange Rate" shall mean the exchange rate then in effect pursuant to Section 6 of this Agreement. Both STD and Parentech understand that the Agreement may be subject to applicable local laws, governmental registration requirements and government approvals.

1. Appointment
         Parentech hereby grants STD exclusive marketing, rental, and distribution rights (the "Marketing Rights") in Japan for the nature's cradle mechanism (the "Mechanism"), and any new models, improved versions and successor versions of the Mechanism.

2. Territory.

         The Parties hereby agree and acknowledge that the Marketing Rights granted herein will be limited to Japan (the "Territory"). STD hereby acknowledges and agrees that it will have no Marketing Rights with regards to the Mechanism outside of the Territory, and that it will not, directly or indirectly, exercises Marketing Rights for the Mechanism outside of the Territory. In exchange for the exclusive Marketing Rights granted under this Agreement, STD agrees not to acquire, establish or in any way become affiliated with any business that sells, rents or otherwise distributes, and STD itself will not sell, rent or otherwise distribute, products that compete with the Mechanism whether within or outside the Territory. Whether or not an item is competitive will be determined in the sole discretion of Parentech

3. Products Covered.

         The Agreement will pertain only to Marketing Rights concerning the Mechanism and the manufacture, marketing and distribution of the related Softgoods. If Parentech decides to market additional products other than the Mechanism and related Softgoods in the Territory and STD has fulfilled all of its obligations under the Agreement as of that date, STD will have a right of first negotiation with respect to Marketing Rights concerning those additional products in the Territory before Parentech negotiates with any third party for such Marketing Rights.

         For the purposes of this Agreement, the following home use accessories to the Mechanism and Hospital use accessories to the Mechanism are referred to as the "Softgoods," and include the following:

                  a) a bassinet carrier for the Mechanism;

         Hospital use accessories to the Mechanism are;


                  a) Mounting attachment for cart;

                  b) Plastic Tub;

                  c) Cart

                  d) Mattress

4. Mechanisms for Home Use.

         4.1  Rental.

                  Parentech will lease 400 Mechanism (equivalent of 800 rentals) Mechanisms to STD to be leased by STD to parties for home use ("Home Use Mechanisms") for calendar years 2000 and 2001 at a rental fee in yen that equals $85.00 U.S. per Home Use Mechanism per six-month period ("Rental Period") based on the then-existing Exchange Rate as determined by Section 6 of this Agreement ("Semi-Annual Rental Fee"). The total annual fee for the number of the Home Use Mechanisms, will be that amount in yen which shall equal $170.00 U.S. per Home Use Mechanism per year based on the then-existing Exchange Rate as determined by
                  Section 6 of this Agreement ("Annual Rental Fee").

                  The Semi-Annual Rental Fee and the Annual Rental Fee (collectively the "Rental Fees") apply to all Home Use Mechanisms received by STD, including those actually rented to STD customers and those that are not rented, but instead remain in the possession of STD.
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                  Parentech will lease a number of Home Use Mechanisms to STD for calendar years 2002, 2003 and 2004. The Parties shall negotiate in good faith and use their best efforts to determine, by November 2001, both the number of, and the rental fees for, Home Use Mechanisms to be leased in years 2002, 2003 and 2004.

                  STD shall use its best efforts to market and promote the distribution of the Home Use Mechanisms within the Territory, which best efforts shall include but not be limited to, such contract with others for the distribution of the Home Use Mechanisms. STD shall use its best efforts to ensure that STD shall perform its obligations under this Agreement in a manner consistent with promoting the reputation of, and public confidence in, the Home Use Mechanism and Parentech.

         4.2  Beginning of Rental Period(s).

                  Parentech's Rental Fees charged to STD are measured in six month increments, or Rental Periods. The first Rental Period for each Home Use Mechanism will be deemed to begin 30 days following its delivery to STD.

         4.3  Payment of Rental Fees; Initial Rental Fee.

                  STD will pay to Parentech the then current Annual Rental Fee prior to the initial shipment of each Home Use Mechanism from Parentech to STD. Subsequent Rental Fees for each Mechanism will be due and payable upon receipt of invoice at the start of every six month interval, following the completion of the initial two (2) Rental Periods, and at the then current Semi-Annual Rental Fee.

         4.4  Restocking Fee.

                  If STD returns any Home Use Mechanisms to Parentech which are not defective, then STD will pay the then current Semi-Annual Rental Fee for such Home Use Mechanisms as a restocking fee, regardless of whether or not the Home Use Mechanisms are subsequently sold, leased, licensed, or in some other way transferred to a third party.

         4.5  Purchase of Softgoods.

                  Parentech desires the right to purchase any Softgoods manufactured by STD through its elected distributor(s). STD will also use its best efforts to cause its distributor(s) to provide the Softgoods to Parentech for approval of such goods for safety, function, quality, and appearance; however, ultimate responsibility for the quality of the Softgoods remains with STD. Any Softgoods provided to Parentech will carry the Parentech brand, unless otherwise agreed by Parentech.

         4.6  Acceptance Inspection

                  STD shall perform the acceptance inspection on the quantity and quality of Mechanism in accordance with the standards and procedures agreed between both parties separately ( "Acceptance Inspection"). In the event any Mechanisms is found in shortage or defective as a result of the Acceptance inspection, return shipping costs for defective Mechanisms sent to Parentech's manufacturing location and for replacement Mechanisms sent to STD shall be covered by Parentech.

         4.7  Maintenance.

                  STD has the right to request Parentech, at its discretion, to replace or repair the Home Use Mechanisms covered by the warranty that are no longer serviceable due to defects in materials or workmanship. Parentech will provide a quantity of Mechanisms to be stocked by STD to facilitate immediate replacement; the quantity will be mutually agreed upon by the Parties in good faith on the basis of actual usage data. For purposes of this Agreement, "Actual Usage Data" means the actual number of mechanisms sold and rented to end-users and the number of defective units returned.

         4.8  Warranty

                  Home Use Mechanisms are warranted by Parentech for replacement if Mechanism and Softgoods are non-compliant with the mechanical specifications which are mutually agreed upon by the Parties and Parentech shall also have responsibilities concerning such specifications. Return shipping costs for noncompliant Mechanisms and Softgoods sent to Parentech's manufacturing location will be covered by STD and shipping costs of replacement Mechanisms and Softgoods sent to STD will be covered by Parentech.

                  Notwithstanding the foregoing, Parentech's responsibilities hereunder shall not apply to; (1) scratches on the surface of Softgoods (2) exhaustion, including wear and tear, in normal use of Softgoods (4) other defects which are agreed by both parties.
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5. Mechanisms for Hospital Use.

         5.1  Price of Mechanism

                During calendar year 2000, Parentech will sell to STD, and STD will accept, not less than 50 Mechanisms for hospital use ("Hospital Use Mechanisms") at a price in yen equal to $250.00 U.S. per Hospital Use Mechanism at the 2000 Exchange Rate, f.o.b. Parentech's manufacturing location (the "Purchase Price"). The Purchase Price for Hospital Use Mechanisms after year 2000 will be adjusted as mutually agreed upon by the Parties in good faith. In the event that STD rents a Hospital Use Mechanism at any time, STD will become obligated to pay the then applicable Rental Fees in addition to the Purchase Price.

         5.2  Price of Softgoods

                The price of the Softgoods described in Article 3 hereof will depend on the type of cart. Parentech will quote the hospital use Softgoods by STD's request.

         5.3  Payment

                 STD shall remit Parentech all amount due for Hospital Use Mechanism purchased by STD within thirty (30) days from the end of the month of Air Way Bill date.

         5.4  Warranty.

                 Hospital Use Mechanisms and Softgoods are warranted by Parentech for twelve months from date of STD' receipt. Mechanism and Softgoods that are defective in design, specification, material and workmanship may be returned to Parentech for credit or replacement. All return shipping costs for Mechanisms and Softgoods in warranty will be covered by Parentech.

                 Notwithstanding the foregoing, Parentech's responsibilities hereunder shall not apply to; (1) scratches on the surface of Softgoods (2) exhaustion, including wear and tear, in normal use of Softgoods (3) other defects which are agreed by both parties

         5.5  Service

                 STD has the right to request Parentech, at its discretion, to replace or repair Mechanisms and Softgoods covered by the warranty that are no longer serviceable due to defects in materials or workmanship. Parentech will provide a quantity of Mechanisms to be stocked by STD to facilitate immediate replacement; the quantity will be mutually agreed upon by the parties based on sales volume.

         5.6  Title and Risk

                 Title and risk of loss or damage to Mechanism and Softgoods shall pass to STD at the Parentech's manufacturing location.

6. Method of Determining Exchange Rate

                  For calendar year 2000 transactions, the Rental Fees will be based on the Exchange Rate published in the Japan Economic Journal (Nippon Keizai Shimbun) on the date the Agreement is executed (the "2000 Exchange Rate").

                  For calendar year 2001 transactions, the Rental Fees will be based on the Exchange Rate published in the Japan Economic Journal (Nippon Keizai Shimbun) on January 1, 2001, unless that date is not a business day in Japan, then the exchange rate will be based on the first regular business day following January 1, 2001 (the "2001 Exchange Rate").

                  For all subsequent years' transactions under the Agreement, the rental fees will be based on the Exchange Rate published in the Japan Economic Journal (Nippon Keizai Shimbun) on January 1 of each calendar year, unless that date is not a business day in Japan, then the Exchange Rate will be based on the first regular business day following that date.

                  Notwithstanding anything in this Agreement, if the exchange rate between the U.S. dollar and the Japanese yen published in the Japan Economic Journal (Nippon Keizai Shimbun) should change (up or down) by more than twenty percent (20%) from the Exchange Rate then in effect (the "Exchange Rate Limitation"), and said Exchange Rate would be in effect for more than three
                  (3) months after the date such change occurs, then the party adversely affected by such change may request renegotiation of the rental rates and prices set forth in this Agreement. Within fifteen (15) days of such request, the Parties shall negotiate in good faith to agree upon an equitable adjustment to the Exchange Rate then in effect, which adjustment will be retroactive to the date on which the Exchange Rate Limitation was exceeded. If the parties are not able to reach agreement on an adjustment to the Exchange Rate, then the party adversely affected by the expedience of the Exchange Rate Limitation may terminate this Agreement immediately.
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7. Promotional Activity

         7.1  STD's Activity

                  STD shall exert its best efforts to promote the sale of Mechanism and Softgoods in Territory through adequate market research and advertisement in its own name and its account.

         7.2  Information

                  Parentech shall supply STD from time to time with advertising materials and information, including the U.S. market conditions, which STD considers necessary for the promotion of the sales and the rental of Mechanism and Softgoods.

8.  Report

      STD shall furnish Parentech every month with the written report, which contains the quantity stocked, the sales and rental results of the Mechanism, the prospect of sale and rental of the Mechanism, the reputation of the Mechanism in Territory, address and names of customers, and complaints from customers. STD shall further report on matters as may be requested by Parentech from time to time

9. Regulatory Approvals.

        Parentech shall obtain and maintain all permits, licenses and government registrations necessary or appropriate to perform hereunder and shall make all filings with governmental authorities required of this Agreement by applicable law, including without limitation registering with the applicable provincial or state administration of foreign exchange and other authorities necessary to enable STD to make payments to Parentech in U.S. Dollars (collectively, "Regulatory Permits"), provided however that STD shall use its best efforts to assist Parentech in obtaining such Regulatory Permits at Parentech's request. STD, its employees and agents shall at all times in carrying out the terms of this Agreement abide by, and be in full compliance with, the laws, regulations and practices of their Country and Territory. On Parentech's request, STD shall provide Parentech with written assurances of such compliance. STD will determine the need to obtain Kosheisho approval for the Mechanism, and if such approval is necessary, will obtain the approval at the cost of STD. STD will determine the need to obtain the S-Mark for the product, and if such approval is necessary, will assist Parentech in obtaining the mark at the cost of STD. In the event that the Agreement is terminated prior to December 31, 2004 and Parentech continues to sell its products in Japan using a Kosheisho approval or S-Mark obtained by STD, Parentech will reimburse STD pro rata for its expenses paid in obtaining that approval, based on the portion of the Agreement's Initial Term remaining at the time of termination.

10. Product Branding.

        Parentech will obtain at its option and its expense, trademark protection in Japan for the trademark PARENTECH and any other trademarks (on behalf of Parentech and in Parentech's name) to be used in exercising Marketing Rights for the Mechanism and the Softgoods in Japan pursuant to this Agreement. Notwithstanding the foregoing, however, Parentech will retain all rights to ownership and use of these trademarks, in Japan and elsewhere, and will grant a license to STD to use these trademarks solely for use in exercising their Marketing Rights under this Agreement. Notwithstanding anything to the contrary contained herein, STD may use any of its own trademarks selected by STD at its discretion in exercising its Marketing Rights concerning the Mechanism and the Softgoods pursuant to this Agreement.

11. Term of Agreement.

         11.1  Expiration and Renewal.

                  The Agreement will have a term commencing with its execution and concluding on December 31, 2004 ("Initial Term"). The Agreement will be automatically renewed for five successive one (1) year terms (the "Renewal Terms"), unless notice of non-renewal is given at least one hundred eighty (180) days prior to the expiration of the Initial Term or of any Renewal Term, as the case may be, but if renewal occurs by failure to give notice of termination, a Renewal Term will not take effect until the parties have agreed on adjustments to the Purchase Prices and Rental Fees set forth in the Agreement or have affirmatively agreed not to change such Purchase Prices and Rental Fees.

                  Notwithstanding the provision of the Article11.1 and Article 21 hereof, the provisions of the Article 4.8, 5.4, 5.5, 11.1, 12, 13, 14, 15, 16, and 17 hereof shall survive the termination or cancellation of this Agreement.
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         STD hereby acknowledges and agrees to meet a minimum performance guarantee described in Article 4.1 and 5.1 hereof. ("Performance Guarantee").

         Each year, STD undertakes to meet the Performance Guarantee. If, in any year, STD does not meet the Performance Guarantee (or if the parties have not agreed on a Performance Guarantee for any given year), the Parties shall work together in good faith to identify the reasons for such failure, and each shall use its best efforts to resolve the problem. In order to facilitate resolution of the problem, STD will submit in writing to Parentech the reasons for such failure within thirty (30) days. Parentech undertakes to be reasonable in its assessment of STD's failure to meet the Performance Guarantee.

         If Parentech and STD are unable to agree that STD's failure to meet the Performance Guarantee was reasonable (or if the Parties cannot agree on a Performance Guarantee for any given year), STD will lose its exclusive Marketing Rights for the Mechanism and softgoods for the remainder of the term of the Agreement, but the other terms of the Agreement will remain in effect. STD may avoid the loss of its exclusive rights by paying any shortfall to Parentech within thirty
         (30) days of Parentech's notice to STD that STD has not met the Performance Guarantee in any year. If STD does not meet the Performance Guarantee for two (2) consecutive years, then Parentech, may, in its sole discretion, have, as its sole remedy, the right to terminate this Agreement.

         Parentech's sole and exclusive remedy for failure to meet the Performance Guarantee set forth in the paragraph above shall be to alter the Marketing Rights of STD under this Agreement, such that they are no longer exclusive. STD shall have no other liability whatsoever to Parentech by reason of failure to meet the Performance Guarantee.

12   Confidentiality.

    12.1 Neither party shall, without the prior written consent of the other party, disclose to any third parties except its subsidiaries, advisors and agents, any Confidential Information provided to it by the other party, nor use such Confidential Information for any purpose other than the purposes of this Agreement.

    12.2 The obligations of each party contained in this Article 13 regarding Confidential Information of the other party shall not apply to information that:

         (1) was known to it prior to disclosure to it by the other party;
         (2) is or becomes publicly available;
         (3) is rightfully received by it from a third party, without accompanying secrecy obligations;
         (4) is independently developed by it;
         (5) is approved by the other party in writing for release; or
         (6) is required to be disclosed by law.

     12.3 The obligation of each party provided in this Article 13 regarding the Confidential Information of the other party shall terminate after three (3) years from the date of disclosure of such Confidential Information.

13. Products Liability.

     13.1 Parentech shall indemnify, defend and hold STD harmless from any and all liabilities, damages, losses, costs and expenses (including legal fees and other legal expenses) arising from or relating to any personal injury (including death) or physical damage to tangible property, which arise out of or relate to any actual or alleged defect in design, workmanship or materials, of any Mechanism and Softgoods, and Bassinets which consist of Mechanism and Softgoods ("Bassinets") purchased by STD under this Agreement.

     13.2 Parentech's obligations under Section 13.1 shall not apply to liabilities, damages, losses, costs and expenses (including legal fees and other legal expenses) caused by: (i) unauthorized modification, change or addition to the Mechanism and Softgoods by persons other than Parentech; or (ii) instruction, direction or specification indicated by STD.

     If Parentech is requested but is not permitted by law to defend or settle such claims, Parentech shall reimburse STD for the costs and lawyers' fees reasonably incurred by STD in defense or settlement.

14. Indemnities for Infringement.

     14.1 If any of the Mechanism or Softgoods or Bassinets or processes used in the manufacture thereof become the subject of a claim, suit or other proceeding for infringement of a patent, copyright or any other intellectual property right (including, but not limited to, misappropriation of trade secrets), Parentech shall indemnify, defend and hold STD and its customers, distributors or users harmless from and against any losses, damages, costs, expenses (including attorneys' fees) and other liabilities of any nature arising therefrom. Without limiting the generality of the foregoing, Parentech shall, at its option and expense, either promptly procure for STD the right to continue using the Mechanism or Softgoods thereof which are subject to the claim, suit or other proceeding in question, or promptly modify the Mechanism,
     Softgoods or Bassinets which are subject to the claim, suit or other proceeding in question, or promptly modify the Mechanism, Softgoods or Bassinets which are subject to the claim, suit or other proceeding in question, so that they are non-infringing, without materially altering the performance, characteristics or functions thereof.
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         14.2 In the event of any claim, suit or other proceeding for which STD seeks indemnification from Parentech, as a condition precedent to Parentech's obligations hereunder, STD shall:

         14.2.1 promptly notify Parentech in writing of any such claim, suit or other proceeding or the threat thereof;

         14.2.2 permit Parentech to have the sole right and authority to defend, prosecute, negotiate, compromise and otherwise handle such claim, suit or other proceeding or threat thereof; and

         14.2.3 cooperate with Parentech, including, without limitation, providing such information as Parentech may reasonably request.

         14.3 If for any reasonable business justification Parentech is unable to assume the defense, prosecution, negotiation, compromise or other handling of any claim, suit or other proceeding for which STD seeks indemnity, STD shall, at Parentech's cost and in strict accordance with Parentech's instructions, defend, prosecute, negotiate, compromise and otherwise handle such claim, suit or other proceeding. STD shall advise Parentech in writing as to all material aspects relating to such claim, suit or other proceeding and, in any event, shall report to Parentech thereon in writing on a regular basis. In no event shall STD compromise or otherwise settle such claim, suit or other proceeding without Parentech's prior written consent. If STD fails to obtain Parentech's prior written consent to any such compromise or settlement, STD shall be solely responsible for all costs of such compromise or other settlement.

15. Governing Law

         STD acknowledges that Parentech is based in the State of California, U.S.A. and requires uniformity and consistency in the laws under which it deals with all of its domestic and international distributors. Accordingly, this Agreement shall be governed and construed, in accordance with the laws of the State of California, without regard to its conflicts of laws rules. The United Nations Convention on Contracts for International Sale of Goods shall not apply to this Agreement.

16.  Dispute Resolution.

         16.1 All disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, or any obligations hereunder by either party hereto, or for the breach thereof, shall be finally settled by arbitration without recourse to the courts. It shall be conducted before a single arbitrator. If Parentech initiates arbitration, such proceeding shall be held in the Japan Commercial Arbitration Association of Tokyo, Japan pursuant to the Rules of the Japan Commercial Arbitration Association; if STD initiates arbitration, such proceeding shall be held in the International Chamber of Commerce of Oakland, California pursuant to the Rules of the American Arbitration Association for Commerical Arbitration. The arbitration process, including selection of the arbitrator, exchanges or request for information and the arbitration hearing, shall be completed within 60 days following the initiation of the arbitration by either party, and the actual arbitration hearing shall be limited to one (1) day. The arbitrator shall issue a written judgment within ten (10) days following the arbitration hearing. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof. This provision is self-executing, and in the event that either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding said failure to appear. This clause shall survive the termination of this Agreement.

Any ward resulting from such arbitration shall be final and binding on each party hereto and its legal successors, and shall be enforced in any court of competent jurisdiction.

17. Attorney's Fees.

         In the event of any litigation or arbitration hereunder, the arbitrator or court shall award costs and reasonable attorneys' fees to the prevailing party.

18. Expenses.

         Each party shall bear its own costs and expenses with regard to the negotiation, execution and consummation of the transactions contemplated by this Agreement, including the fees of its respective attorneys, accountants or consultants. In the event that no Agreement is executed between STD and Parentech, despite diligent and good faith negotiations by both parties, neither party shall be liable to the other for any costs or expense incurred in the negotiation of this Agreement.

19. Import and Export Controls.

         STD hereby acknowledges that the Mechanism(s) are subject to United States export controls, pursuant to the U.S. Export Administration Regulations. STD shall comply with all applicable provisions of the Export Administration Regulations, and shall not export, re-export, transfer, divert or disclose, directly or indirectly, including via remote access, the Mechanisms, any confidential information contained or embodied in the Mechanisms, or any direct product thereof, except as authorized under the Export Administration Regulations. STD shall comply with all other applicable laws and regulations of the United States and the Territory pertaining to exportation or importation of the Mechanisms.

20. Taxes

         STD will pay any and all taxes, import duties and any levies of any kind imposed by the Japanese Government.

21. Termination

         21.1  Breach

         In the event any party hereto breaches or otherwise fails to perform any part of this Agreement, or any representation or warranty proves to be false, then the other party hereto not in breach shall notify the party in breach and demand that such breach or such failure to perform be corrected. If the party in breach fails to correct the breach within thirty (30) days from the receiving date of such written notice of demand for correction, other parties may, at its sole discretion, immediately terminate this Agreement by giving the party in breach written notice of termination. Each party not in breach may claim its damages suffered by such termination against the other party in breach.

         21.2 Other Reasons for Termination with Cause

         Each party hereto shall have the right to terminate this Agreement for cause upon written notice to the other party hereto in the event that the other party:

               a) files, or have been filed against it ( which filing is not dismissed within sixty (60) calendar days ), a petition to declare it insolvent or bankrupt, or make an assignment for the benefit of its creditors; or
               b) fails to pay its debts hereto as they mature;
               c) is dissolved or liquidated;
               d) suffers or permits the appointment of a receiver for its business or assets or enters an agreement with its creditors for the payment of its debts
               e) transfers fifty percent (50%) or more of its common capital stock in a single transaction or in a series of transactions, transfers its business and/or substantially all of its assets, or not survive a merger or corporate reorganization; or
               f) has happen against or by it any other acts similar in nature to those described in this Section 21.2 (a) through (e)
                  hereof.

                  If any party hereto is involved in any of the events enumerated in Section 21.2 (a) through (e) hereof, it shall notify the other party hereto immediately of the occurrence of such event in writing. The party which terminates this Agreement in accordance with this Section 22.2 may claim its damages suffered by such termination against the other party.

22. Notices.

         All notices and other communications hereunder shall be given in writing and delivered (a) by personal delivery, by prepaid overnight or international courier service to the addresses set forth on the signature page of this Agreement, or (b) by facsimile to such facsimile number as may be provided in writing by a party. Notices are deemed given on receipt or attempted delivery (if receipt is refused).

23. Severability.

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof.

24. Construction.

         In the interpretation and construction of this Agreement, the Parties hereby agree and acknowledge that the terms herein reflect extensive negotiations between the Parties and that this Agreement shall not be deemed to have been drafted by either party.

25. English Language.

         English is the authoritative text of this Agreement, and all communications, arbitrations, and other adjudications hereunder shall be made and conducted in English.

26. Independent Contractor.

         It is understood and agreed that each of the Parties hereto shall be acting only in the capacity of an independent contractor to the other party insofar as this Agreement is concerned, and not as a partner, co-venturer, agent, employee, franchisee, or representative of the other party.

27. Entire Agreement; Modifications.

         This Agreement, together with exhibits and schedules attached hereto, constitutes the entire agreement of the Parties, supersedes any and all prior and contemporaneous oral or written understanding as to the subject matter hereof, and excludes all implied representations, conditions, warranties, and other terms. Each party acknowledges that it is entering into this Agreement as a result of its own independent investigation and not as a result of any representation of the other party not contained herein. No changes or modifications of or additions to this Agreement shall be valid unless the same shall be in writing and signed by the other party hereto.

28. Force Majeure.

         Except as expressly provided elsewhere in this Agreement, neither party shall be liable to the other for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control including, but not limited to earthquake, fire, flood, war, embargo, strike, inability to secure materials and transportation facilities, or the intervention of any governmental authority. If such delaying cause shall continue for more than thirty (30) days, the party injured by the inability of the other to perform shall have the right, upon written notice to the other, to either (i) terminate this Agreement or (ii) treat this Agreement as suspended during the delay and reduce any commitment in proportion to the duration of the delay.

29. Assignment.

         No party to this Agreement may, voluntarily or by operation of law, assign or otherwise transfer any of his, her, or its rights or obligations under this Agreement, without obtaining the prior written consent of the other parties hereto. Any attempted assignment in violation of this Agreement shall be void and of no effect.

30. Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

31. Waiver.

         No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be binding on the parties hereto unless the party making the waiver executes it in writing.

32. No Third-Party Benefits.

         None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

33. Headings.

         The Section and Subsection headings used herein are for convenience or reference only, are not part of this Agreement, and are not to affect the construction of, or be taken into consideration in interpreting any provision of this Agreement.

34. Authority of Signatory.

         By signing this Agreement, each of the undersigned represents and warrants that it is authorized to execute this Agreement and the entity on whose behalf they are signing is bound by the terms hereof.

Accepted by:
SII TRADING INC.                           PARENTECH, INC.


By:                                        By:
      -------------------------------           --------------------------------
      Hiroshi Aida          President           Richard D. Propper M.D.
                                                Chairman

Date:                                           Date:
      -------------------------------                ---------------------------